Exhibit 99.1

FOR IMMEDIATE RELEASE	FEBRUARY 16, 2015

SYKES ENTERPRISES, INCORPORATED REPORTS

FOURTH-QUARTER & FULL-YEAR 2014 FINANCIAL RESULTS

—Fourth quarter 2014 constant currency revenues up 7.6% comparably with non-GAAP operating margins at 9.6%

—Agent productivity gains and expense leverage drive fourth quarter 2014 diluted earnings per share results above business outlook expectations

—Full-year 2015 business outlook implies anticipated non-GAAP operating margin expansion despite foreign exchange headwinds to revenues

TAMPA, FL – February 16, 2015 - Sykes Enterprises, Incorporated (“SYKES” or the “Company”) (NASDAQ: SYKE), a global leader in providing comprehensive outsourced customer contact management solutions and services in the business process outsourcing (BPO) arena, announced today its financial results for the fourth-quarter and full-year ended December 31, 2014.

Fourth Quarter 2014 Financial Highlights

—

Fourth quarter 2014 revenues of $349.9 million increased $14.6 million, or 4.3%, from $335.3 million in the comparable quarter last year, driven largely by the expansion of existing and some new client programs across the communications, technology and healthcare verticals, more than offsetting mixed demand within the financial services and transportation and leisure verticals; on a constant currency basis, fourth quarter 2014 revenues increased 7.6% comparably

SYKES Enterprises, Incorporated Corporate Headquarters: 400 North Ashley Drive Tampa, FL USA 33602 1 • 800 • TO • SYKES http://www.sykes.com EMEA Operations: 599 Calder Road Edinburgh EH11 4GA Scotland +44 (0) 131 458-6500	—

Fourth quarter 2014 operating margin was 9.3% versus 5.7% in the same period last year, with the fourth quarter 2014 operating margin reflecting 70 basis points of contribution related to a pre-tax gain of $2.6 million on the sale of a facility closed in the third quarter of 2013 as part of the Company’s capacity rationalization program

—

On a non-GAAP basis (see section titled “Non-GAAP Financial Measures” for an explanation and see Exhibit 6 for reconciliation), which excludes the gain on the facility sale, fourth quarter 2014 operating margin increased to 9.6% versus 7.1% in the same period last year, primarily driven by higher revenue, improved capacity utilization and better expense leverage, coupled with a favorable foreign exchange impact (approximately 80 basis points)

—

Fourth quarter 2014 diluted earnings per share were $0.53 versus $0.26 in the comparable quarter last year, with the increase due principally to the above-mentioned factors, as well as the contribution of approximately $0.04 in diluted earnings per share from the facility sale, coupled with a lower effective tax rate

—

On a non-GAAP basis, which excludes the facility-sale gain, fourth quarter 2014 diluted earnings per share increased to $0.55 from $0.33 in the same period last year (see Exhibit 6 for reconciliation) with the comparable increase driven largely by the previously-mentioned factors. Fourth quarter 2014 diluted earnings per share were also higher relative to the Company’s November 2014 business outlook range of $0.50 to $0.54 also driven by the aforementioned factors. Adjusting for the non-GAAP effective tax rate of 25% and forecasted interest and other expense of $0.8 million as projected in the Company’s November 2014 business outlook, fourth quarter 2014 diluted earnings per share would have been $0.58

—

Consolidated capacity utilization rate increased to 79% in the fourth quarter of 2014 from 73% in the comparable period last year, due to growth in existing and some new client programs across both the Americas and EMEA regions, coupled with a reduction in capacity. Consolidated capacity utilization rate remained unchanged sequentially at 79% in the fourth quarter of 2014

Americas Region

Revenues from the Company’s Americas region, including operations in North America and offshore (Latin America, South Asia and the Asia Pacific region), increased 4.0% to $285.5 million, or 81.6% of total revenues, for the fourth quarter of 2014 compared to $274.6 million, or 81.9% of total revenues, in the same prior year period. This comparable growth was driven largely by the expansion of existing and some new client programs across the communications, technology and healthcare verticals more than offsetting mixed demand within the financial services and transportation verticals. On a constant currency basis, fourth quarter 2014 Americas revenues increased 5.8% comparably due to the factors noted above.

Sequentially, revenues generated from the Americas region were up 6.8% to $285.5 million from $267.4 million, or 80.4% of total revenues, in the third quarter of 2014 due largely to the above-mentioned factors. On a constant currency basis, fourth quarter 2014 Americas revenues increased 7.9% over third quarter.

The Americas income for the fourth quarter of 2014 increased 46.7% to $41.5 million, with an operating margin of 14.5% versus 10.3% in the comparable quarter last year. The Americas income from operations for the fourth quarter of 2014 includes the facility-sale gain of $2.6 million, or 90 basis points of operating margin contribution. On a non-GAAP basis, which excludes the facility-sale gain, the Americas operating margin increased to 14.9% from 11.8% in the comparable quarter last year, driven by higher demand, improved capacity utilization and better expense leverage, coupled with a favorable foreign exchange impact (approximately 110 basis points) (see Exhibit 7 for reconciliation).

Sequentially, the Americas income for the fourth quarter of 2014 increased 46.6% to $41.5 million, with an operating margin of 14.5% versus 10.6% in the third quarter of 2014. The Americas income from operations for the fourth quarter of 2014 includes the facility-sale gain of $2.6 million, or 90 basis points of operating margin contribution. On a non-GAAP basis, which excludes the facility-sale gain, the Americas operating margin increased to 14.9% from 12.1%. The increase was principally due to the above-mentioned factors, coupled with agent productivity gains and favorable foreign exchange impact (approximately 40 basis points) (see Exhibit 7 for reconciliation).

EMEA Region

Revenues from the Company’s Europe, Middle East and Africa (EMEA) region increased 6.0% to $64.4 million, representing 18.4% of total revenues for the fourth quarter of 2014, compared to $60.8 million, or 18.1% of total revenues, in the same prior year period, driven largely by the expansion of existing and some new client programs across the communications and technology verticals. On a constant currency basis, EMEA revenues increased 15.8% on a comparable basis.

Sequentially, revenues from the Company’s EMEA region decreased 1.3% to $64.4 million, or 18.4% of SYKES’ total revenues, versus $65.3 million, or 19.6% of SYKES’ total revenues, in the third quarter of 2014. On a constant currency basis, EMEA revenues increased 4.9% sequentially, driven by higher demand from existing client programs particularly within the technology vertical.

The EMEA region’s income for the fourth quarter of 2014 was $4.8 million, or 7.4% of EMEA revenues, versus $2.7 million, or 4.4% of revenues, in the comparable quarter last year. On a non-GAAP basis, the operating margin was 7.4% versus 5.0% in the same period last year, with the margin increase driven by a combination of higher demand, higher capacity utilization, productivity improvements on programs launched last year and expense leverage (see Exhibit 7 for reconciliation).

Sequentially, the EMEA region’s income for the fourth quarter of 2014 was $4.8 million, or 7.4% of EMEA revenues, versus $7.0 million, or 10.7% of revenues, in the third quarter of 2014. On a non-GAAP basis, the EMEA operating margin was 7.4% versus 10.5% due to costs associated with facility expansion and management additions (see Exhibit 7 for reconciliation).

Corporate G&A Expenses

Corporate G&A expenses increased to $13.7 million, or 3.9% of revenues, in the fourth quarter of 2014, compared to $11.7 million, or 3.5% of revenues, in the comparable quarter last year, with the increase driven largely by higher incentive compensation due to strong operating performance both on a GAAP and non-GAAP basis (see Exhibit 7 for reconciliation).

Sequentially, corporate G&A expenses increased to $13.7 million from $13.2 million in the third quarter of 2014, however, it declined slightly as a percentage of revenues to 3.9% from 4.0% in the third quarter of 2014 both on a GAAP and non-GAAP basis (see Exhibit 7 for reconciliation).

Other Income (Expense) and Taxes

Total other (expense), net for the fourth quarter of 2014 totaled $1.5 million compared to $1.3 million for the same period in the prior year. Total other (expense), net was higher in the fourth quarter of 2014 compared to the same period last year with the increase primarily attributable to realized and unrealized foreign currency transaction losses.

The Company recorded an effective tax rate of 27.6% for the fourth quarter of 2014 versus 38.8% in the same period last year and versus the estimated 24% provided in the Company’s November 2014 business outlook. The effective tax rate differential on a comparable basis and relative to the business outlook was due to prior year taxation of offshore gains on derivatives and foreign exchange related to inter-company loans and a shift in the geographic mix of earnings between low and high tax rate jurisdictions, driven partly by the facility sale in the U.S.

On a non-GAAP basis, the fourth quarter 2014 effective tax rate was 27.7% compared to 37.2% in the same period last year and above the estimated 25% provided in the Company’s November 2014 business outlook (see Exhibit 11 for reconciliation). The effective tax rate differential on a comparable basis and relative to the business outlook, both of which do not include the facility sale, was due to the aforementioned factor.

2014 Financial Highlights

—

2014 revenues of $1,327.5 million increased $64.1 million, or 5.1%, from 2013, driven largely by the expansion of existing and new client programs across the communications and technology verticals, all of which more than offset mixed demand softness in the financial services, healthcare and transportation and leisure verticals. On a constant currency basis, 2014 revenues increased 7.2% comparably

—

2014 operating margin was at 6.0% versus 4.2% comparably with the full-year 2014 operating margin reflecting 20 basis points of contribution related the previously discussed facility sale; on a non-GAAP basis, which excludes the facility-sale gain, 2014 operating margin was 7.0% versus 5.8% for 2013, with the increase driven by higher revenue, improved capacity utilization, agent productivity gains and better expense leverage, coupled with favorable foreign exchange impact (approximately 50 basis points) (see Exhibit 8 for reconciliation)

—

2014 diluted earnings per share were $1.35 versus $0.87 in 2013 and above the Company’s November 2014 business outlook earnings per share range of $1.26 to $1.30, with the increase compared to 2013 and relative to the 2014 business outlook driven largely by the above-mentioned factors as well as the approximately $0.04 in diluted earnings per share contribution from the facility sale

—

On a non-GAAP basis (see Exhibit 8 for reconciliation), which excludes the facility-sale gain, 2014 diluted earnings per share were $1.56 compared to $1.18 in 2013 and compared to a non-GAAP diluted earnings per share range of $1.52 to $1.56 provided in the Company’s November 2014 business outlook. The increase in the Company’s 2014 non-GAAP diluted earnings per share compared to 2013 and at the top-end of the 2014 business outlook range was due largely to aforementioned factors

Liquidity and Capital Resources

The Company’s balance sheet at December 31, 2014 remained strong with cash and cash equivalents of $215.1 million, of which $194.4 million, or 90.3% of the cash balance, was held in international operations and may be subject to additional taxes if repatriated to the United States, including withholding tax applied by the country of origin and U.S. taxes on the dividend income. In 2014, net cash provided by operating activities was up 9.3% compared to 2013 driven by higher net income and non-cash items, which was partially moderated by the timing of working capital flux. Also, in 2014, the Company repurchased approximately 630 thousand shares at an average price of approximately $19.92 per share. At year end, the Company had $75.0 million in borrowings outstanding, down from $98 million at the beginning of the year with $170.0 million still remaining available under its credit facility.

Business Outlook

The assumptions driving the business outlook for the first quarter and full-year 2015 are as follows:

—

The Company continues to experience healthy demand from clients within the communications and technology verticals. In addition, based on early indications, the Company anticipates some firming of demand within the financial services vertical. As in prior years, with fewer work days in the second quarter, coupled with the timing of seat additions and ramps related to program wins, the Company expects consolidated second-half 2015 revenues to be greater than the first-half. Furthermore, based on foreign exchange rates as of February 2015, the Company’s full-year business outlook reflects the anticipation of approximately $50 million in negative impact to revenues due to unfavorable foreign currency movements relative to 2014. In addition, the Company has already eliminated certain sub-profitable programs, which are expected to incrementally impact 2015 revenues by approximately $25 million. Despite the foreign exchange impact to 2015 revenues, however, the Company expects expansion of operating margins. However, consistent with prior years, operating margins as well as diluted earnings per share are expected to be higher in the second half of 2015 relative to the first-half;

—	The Company’s revenues and earnings per share assumptions for the first quarter and full year 2015 are based on foreign exchange rates as of February 2015. Therefore, the continued volatility in foreign exchange rates between the U.S. dollar and the functional currencies of the markets the Company serves could have a further impact, positive or negative, on revenues and both GAAP and non-GAAP earnings per share relative to the business outlook for the first quarter and full-year as discussed above;

—

The Company plans to add approximately 1,700 seats on a gross basis in 2015 to support client program expansions. More than three-quarters of the gross seat additions is expected to occur in the first half of 2015. On a net basis, however, the Company anticipates the 2015 seat count to remain unchanged relative to 2014 as it plans to rationalize roughly 1,700 seats;

—

The Company anticipates net interest expense of approximately $0.7 million for the first quarter and $2.8 million for the full year 2015. These amounts exclude the potential impact of any future foreign exchange gains or losses in other expense; and

—

The Company anticipates a slightly higher effective tax rate for full-year 2015 versus 2014 with the effective tax rate differential driven chiefly by a shift in the geographic mix of earnings to higher tax rate jurisdictions.

Considering the above factors, the Company anticipates the following financial results for the three months ending March 31, 2015:

—	Revenues in the range of $315.0 million to $320.0 million
—	Effective tax rate of approximately 27%; **on a non-GAAP basis, an effective tax rate of approximately 28%
—	Fully diluted share count of approximately 42.5 million
—	Diluted earnings per share of approximately $0.27 to $0.30
—	**Non-GAAP diluted earnings per share in the range of $0.33 to $0.36
—	Capital expenditures in the range of $14.0 million to $16.0 million

For the twelve months ending December 31, 2015, the Company anticipates the following financial results:

—	Revenues in the range of $1,300.0 million to $1,320.0 million
—	Effective tax rate of approximately 26%; **on a non-GAAP basis, an effective tax rate of approximately 28%
—	Fully diluted share count of approximately 42.9 million
—	Diluted earnings per share of approximately $1.34 to $1.46
—	**Non-GAAP diluted earnings per share in the range of $1.56 to $1.68
—	Capital expenditures in the range of $55.0 million to $60.0 million

** See exhibits 10 & 11 for first quarter and full-year 2015 non-GAAP diluted earnings per share and tax rate reconciliations.

Conference Call

The Company will conduct a conference call regarding the content of this release tomorrow, February 17, 2015, at 10:00 a.m. Eastern Time. The conference call will be carried live on the Internet. Instructions for listening to the call over the Internet are available on the Investors page of SYKES’ website at www.sykes.com. A replay will be available at this location for two weeks. This press release is also posted on the SYKES website at http://investor.sykes.com/investor-relations/Investor-Resources/Investor-Relations-Home/default.aspx.

Non-GAAP Financial Measures

Non-GAAP income, non-GAAP operating margins, non-GAAP tax rate, non-GAAP income , net of taxes, per diluted share and non-GAAP income by segment are important indicators of performance as these non-GAAP financial measures assist readers in further understanding the

Company’s results from operations and how management evaluates and measures such performance. These non-GAAP indicators of performance are not measures of financial performance under U.S. Generally Accepted Accounting Principles (“GAAP”) and should not be considered a substitute for measures determined in accordance with GAAP. Refer to the exhibits in the release for detailed reconciliations.

About Sykes Enterprises, Incorporated

SYKES is a global leader in providing comprehensive customer contact management solutions and services in the business process outsourcing (BPO) arena. SYKES provides an array of sophisticated customer contact management solutions to Fortune 1000 companies around the world, primarily in the communications, financial services, healthcare, technology and transportation and leisure industries. SYKES specializes in providing flexible, high quality customer support outsourcing solutions with an emphasis on inbound technical support and customer service. Headquartered in Tampa, Florida, with customer contact management centers throughout the world, SYKES provides its services through multiple communication channels encompassing phone, e-mail, web, chat and social media. Utilizing its integrated onshore/offshore and virtual at-home agent delivery models, SYKES serves its clients through two geographic operating segments: the Americas (United States, Canada, Latin America, India and the Asia Pacific region) and EMEA (Europe, Middle East and Africa). SYKES also provides various enterprise support services in the Americas and fulfillment services in EMEA, which include order processing, inventory control, product delivery and product returns handling. For additional information please visit www.sykes.com.

Forward-Looking Statements

This press release may contain “forward-looking statements,” including SYKES’ estimates of future business outlook, prospects or financial results, statements regarding SYKES’ objectives, expectations, intentions, beliefs or strategies, or statements containing words such as “believe,” “estimate,” “project,” “expect,” “intend,” “may,” “anticipate,” “plans,” “seeks,” “implies,” or similar expressions. It is important to note that SYKES’ actual results could differ materially from those in such forward-looking statements, and undue reliance should not be placed on such statements. Among the important factors that could cause such actual results to differ materially are (i) the impact of economic recessions in the U.S. and other parts of the world, (ii) fluctuations in global business conditions and the global economy, ability of maintaining margins offshore (iii) SYKES’ ability to continue the growth of its support service revenues through additional technical and customer contact centers, (iv) currency fluctuations, (v) the timing of significant orders for SYKES’ products and services, (vi) loss or addition of significant clients, (vii) the early termination of contracts by clients, (viii) SYKES’ ability to recognize deferred revenue through delivery of products or satisfactory performance of services, (ix) construction delays of new or expansion of existing customer support centers, (x) difficulties or delays in implementing SYKES’ bundled service offerings, (xi) failure to achieve sales, marketing and other objectives, (xii) variations in the terms and the elements of services offered under SYKES’ standardized contract including those for future bundled service offerings, (xiii) changes in applicable accounting principles or interpretations of such principles, (xiv) delays in the Company’s ability to develop new products and services and market acceptance of new products and services, (xv) rapid technological change, (xvi) political and country-specific risks inherent in conducting business abroad, (xvii) SYKES’ ability to attract and retain key management personnel, (xviii) SYKES’ ability to further penetrate into vertically integrated markets, (xix) SYKES’ ability to expand its global presence through strategic alliances and selective acquisitions, (xx) SYKES’ ability to continue to establish a competitive advantage through sophisticated technological capabilities, (xxi) the ultimate outcome of any lawsuits or penalties (regulatory or otherwise), (xxii) SYKES’ dependence on trends toward outsourcing, (xxiii) risk of interruption of technical and customer contact management center operations due to such factors as fire, earthquakes, inclement weather and other disasters, power failures, telecommunications failures, unauthorized intrusions, computer viruses and other emergencies, (xxiv) the existence of substantial competition, (xxv) the ability to obtain and maintain grants and other incentives, including tax holidays or otherwise, (xxvi) risks related to the integration of the businesses of SYKES and Alpine Access and (xxvii) other risk factors listed from time to time in SYKES’ registration statements and reports as filed with the Securities and Exchange Commission. All forward-looking statements included in this press release are made as of the date hereof, and SYKES undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, or otherwise.

For additional information contact:

Subhaash Kumar

Sykes Enterprises, Incorporated

(813) 233-7143

Sykes Enterprises, Incorporated

Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

Exhibit 1

	Three Months Ended
	December 31,	December 31,	September 30,
	2014	2013	2014
Revenues	$349,925	$335,338	$332,671
Direct salaries and related costs	(227,802)	(226,418)	(221,598)
General and administrative	(77,074)	(74,612)	(73,651)
Depreciation, net	(11,227)	(11,221)	(11,516)
Amortization of intangibles	(3,489)	(3,692)	(3,597)
Net gain (loss) on disposal of property and equipment	2,225	(141)	(136)
Impairment of long-lived assets	-	-	(81)

Income from operations	32,558	19,254	22,092
Total other income (expense), net	(1,456)	(1,276)	(621)

Income before income taxes	31,102	17,978	21,471
Income taxes	(8,599)	(6,978)	(4,833)

Net income	$22,503	$11,000	$16,638

Net income per share:
Basic:	$0.53	$0.26	$0.39

Diluted:	$0.53	$0.26	$0.39

Weighted average shares outstanding:
Basic	42,280	42,759	42,704
Diluted	42,533	42,880	42,837

Sykes Enterprises, Incorporated

Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

Exhibit 2

	Year Ended
	December 31,	December 31,
	2014	2013
Revenues	$1,327,523	$1,263,460
Direct salaries and related costs	(892,110)	(855,266)
General and administrative	(298,040)	(297,519)
Depreciation, net	(45,363)	(42,084)
Amortization of intangibles	(14,396)	(14,863)
Net gain (loss) on disposal of property and equipment	2,030	(201)
Impairment of long-lived assets	(89)	-

Income from operations	79,555	53,527
Total other income (expense), net	(2,396)	(2,202)

Income before income taxes	77,159	51,325
Income taxes	(19,368)	(14,065)

Net income	$57,791	$37,260

Net income per share:
Basic:	$1.36	$0.87

Diluted:	$1.35	$0.87

Weighted average shares outstanding:
Basic	42,609	42,877
Diluted	42,814	42,925

Sykes Enterprises, Incorporated

Segment Results

(in thousands, except per share data)

(Unaudited)

Exhibit 3

	Three Months Ended
	December 31,	December 31,	September 30,
	2014	2013	2014
Revenues:
Americas	$285,494	$274,558	$267,421
EMEA	64,431	60,780	65,250

Total	$349,925	$335,338	$332,671

Operating Income:
Americas	$41,473	$28,276	$28,294
EMEA	4,799	2,698	6,964
Corporate G&A expenses	(13,714)	(11,720)	(13,166)

Income from operations	32,558	19,254	22,092
Total other income (expense), net	(1,456)	(1,276)	(621)
Income taxes	(8,599)	(6,978)	(4,833)

Net income	$22,503	$11,000	$16,638

	Year Ended
	December 31,	December 31,
	2014	2013

Revenues:
Americas	$1,070,824	$1,050,813
EMEA	256,699	212,647

Total	$1,327,523	$1,263,460

Operating Income:
Americas	$113,549	$94,006
EMEA	16,208	6,052
Corporate G&A expenses	(50,202)	(46,531)

Income from operations	79,555	53,527
Total other income (expense), net	(2,396)	(2,202)
Income taxes	(19,368)	(14,065)

Net income	$57,791	$37,260

Sykes Enterprises, Incorporated

Consolidated Balance Sheets

(in thousands, except seat data)

(Unaudited)

Exhibit 4

	December 31,	December 31,
	2014	2013
Assets:
Current assets	$550,086	$513,283
Property and equipment, net	109,880	117,549
Goodwill & intangibles, net	254,451	275,857
Other noncurrent assets	30,083	43,572

Total assets	$944,500	$950,261

Liabilities & Shareholders’ Equity:
Current liabilities	$167,862	$173,380
Noncurrent liabilities	118,420	141,177
Shareholders’ equity	658,218	635,704

Total liabilities and shareholders’ equity	$944,500	$950,261

Sykes Enterprises, Incorporated

Supplementary Data

	Q4 2014	Q4 2013
Geographic Mix (% of Total Revenues):
Americas (1)	82%	82%
Europe, Middle East & Africa (EMEA)	18%	18%

Total	100%	100%

(1) Includes the United States, Canada, Latin America, South Asia and the Asia Pacific (APAC) Region. Latin America, South Asia and APAC are included in the Americas due to the nature of the business and client profile, which is primarily made up of U.S. based clients.

	Q4 2014	Q4 2013
Vertical Industry Mix (% of Total Revenues):
Communications	38%	37%
Financial Services	23%	26%
Technology / Consumer	20%	16%
Transportation & Leisure	7%	7%
Healthcare	5%	5%
Other	7%	9%

Total	100%	100%

	Seat Capacity (2)
	Q4 2014	Q4 2013	Q3 2014
Americas	34,500	36,100	34,600
EMEA	6,500	6,100	6,400

Total	41,000	42,200	41,000

	Capacity Utilization
	Q4 2014	Q4 2013	Q3 2014
Americas	77%	70%	77%
EMEA	90%	87%	88%

Total	79%	73%	79%

(2) The seat capacity and capacity utilization data are related to the Company’s brick-and-mortar call centers. At the end of the fourth quarter 2014, the Company had approximately 4,600 agent FTEs working virtually from home both in the U.S. and Canada.

Sykes Enterprises, Incorporated

Cash Flow from Operations

(in thousands)

(Unaudited)

Exhibit 5

	Three Months Ended
	December 31,	December 31,	September 30,
	2014	2013	2014
Cash Flow From Operating Activities:
Net income	$22,503	$11,000	$16,638
Depreciation	11,423	11,474	11,742
Amortization of intangibles	3,489	3,692	3,597
Amortization of deferred grants	(266)	(289)	(253)
Changes in assets and liabilities and other	(9,575)	9,819	(4,376)

Net cash provided by operating activities	$27,574	$35,696	$27,348

Capital expenditures	$9,014	$13,546	$11,433
Cash interest paid	$393	$556	$419
Cash taxes paid	$4,121	$4,585	$3,098

	Year Ended
	December 31,	December 31,
	2014	2013
Cash Flow From Operating Activities:
Net income	$57,791	$37,260
Depreciation	46,255	43,094
Amortization of intangibles	14,396	14,863
Amortization of deferred grants	(1,348)	(1,148)
Changes in assets and liabilities and other	(22,830)	(7,851)

Net cash provided by operating activities	$94,264	$86,218

Capital expenditures	$44,683	$59,193
Cash interest paid	$1,716	$2,149
Cash taxes paid	$16,560	$16,889

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(in thousands, except per share data)

(Unaudited)

Exhibit 6

	Three Months Ended
	December 31,	December 31,	September 30,
	2014	2013	2014
GAAP income from operations	$32,558	$19,254	$22,092
Adjustments:
Acquisition-related severance & consulting engagement costs	-	-	-
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	3,818	4,179	3,991
Merger & integration costs	-	-	-
EMEA restructuring	-	320	(130)
Other	(2,620)	-	-

Non-GAAP income from operations	$33,756	$23,753	$25,953

	Three Months Ended
	December 31,	December 31,	September 30,
	2014	2013	2014
GAAP net income, per diluted share	$0.53	$0.26	$0.39
Adjustments:
Acquisition-related severance & consulting engagement costs	-	-	-
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	0.06	0.06	0.06
Merger & integration costs	-	-	-
EMEA restructuring	-	0.01	-
Other	(0.04)	-	-

Non-GAAP net income, per diluted share	$0.55	$0.33	$0.45

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information By Segment

(in thousands)

(Unaudited)

Exhibit 7

	Americas		EMEA		Other (1)
	Three Months Ended		Three Months Ended		Three Months Ended
	December 31,	December 31,	December 31,	December 31,	December 31,	December 31,
	2014	2013	2014	2013	2014	2013
GAAP income (loss) from operations	$41,473	$28,276	$4,799	$2,698	$(13,714)	$(11,720)
Adjustments:
Acquisition-related severance & consulting engagement costs	-	-	-	-	-	-
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	3,818	4,179	-	-	-	-
Merger & integration costs	-	-	-	-	-	-
EMEA restructuring	-	-	-	320	-	-
Other	(2,620)	-	-	-	-	-

Non-GAAP income (loss) from operations	$42,671	$32,455	$4,799	$3,018	$(13,714)	$(11,720)

	Americas		EMEA		Other (1)
	Three Months Ended		Three Months Ended		Three Months Ended
	December 31,	September 30,	December 31,	September 30,	December 31,	September 30,
	2014	2014	2014	2014	2014	2014
GAAP income (loss) from operations	$41,473	$28,294	$4,799	$6,964	$(13,714)	$(13,166)
Adjustments:
Acquisition-related severance & consulting engagement costs	-	-	-	-	-	-
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	3,818	3,991	-	-	-	-
Merger & integration costs	-	-	-	-	-	-
EMEA restructuring	-	-	-	(130)	-	-
Other	(2,620)	-	-	-	-	-

Non-GAAP income (loss) from operations	$42,671	$32,285	$4,799	$6,834	$(13,714)	$(13,166)

(1) Other includes corporate and other costs.

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(in thousands, except per share data)

(Unaudited)

Exhibit 8

	Year Ended
	December 31,	December 31,
	2014	2013
GAAP income from operations	$79,555	$53,527
Adjustments:
Acquisition-related severance & consulting engagement costs	-	1,670
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	16,006	17,012
Merger & integration costs	-	444
EMEA restructuring	(312)	264
Other	(1,939)	-

Non-GAAP income from operations	$93,310	$72,917

	Year Ended
	December 31,	December 31,
	2014	2013
GAAP net income, per diluted share	$1.35	$0.87
Adjustments:
Acquisition-related severance & consulting engagement costs	-	0.03
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	0.25	0.26
Merger & integration costs	-	0.01
EMEA restructuring	(0.01)	0.01
Other	(0.03)	-

Non-GAAP net income, per diluted share	$1.56	$1.18

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information By Segment

(in thousands)

(Unaudited)

Exhibit 9

	Americas		EMEA		Other (1)
	Year Ended		Year Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,	December 31,	December 31,
	2014	2013	2014	2013	2014	2013
GAAP income (loss) from operations	$113,549	$94,006	$16,208	$6,052	$(50,202)	$(46,531)
Adjustments:
Acquisition-related severance & consulting engagement costs	-	1,511	-	-	-	159
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	16,006	17,012	-	-	-	-
Merger & integration costs	-	-	-	-	-	444
EMEA restructuring	-	-	(312)	264	-	-
Other	(2,620)	-	-	-	681	-

Non-GAAP income (loss) from operations	$126,935	$112,529	$15,896	$6,316	$(49,521)	$(45,928)

(1)	Other includes corporate and other costs.

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(Unaudited)

Exhibit 10

Business Outlook
First Quarter
2015

GAAP net income, per diluted share	$0.27 - $0.30
Adjustments:
Acquisition-related severance & consulting engagement costs	-
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	0.06
Merger & integration costs	-
EMEA restructuring	-
Other	-

Non-GAAP net income, per diluted share	$0.33 - $0.36

Business Outlook
Full Year
2015

GAAP net income, per diluted share	$1.34 - $1.46
Adjustments:
Acquisition-related severance & consulting engagement costs	-
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	0.22
Merger & integration costs	-
EMEA restructuring	-
Other	-

Non-GAAP net income, per diluted share	$1.56 - $1.68

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(Unaudited)

Exhibit 11

	Three Months Ended
	December 31,	December 31,
	2014	2013
GAAP tax rate	28%	39%
Adjustments:
Acquisition-related severance & consulting engagement costs	-	-
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	-1%	-1%
Merger & integration costs	-	-
EMEA restructuring	-	-1%
Other	1%	-

Non-GAAP tax rate	28%	37%

	Three Months Ended	Year Ended
	March 31, 2015	December 31, 2015
GAAP tax rate	27%	26%
Adjustments:
Acquisition-related severance & consulting engagement costs	-	-
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	1%	2%
Merger & integration costs	-	-
EMEA restructuring	-	-
Other	-	-

Non-GAAP tax rate	28%	28%